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                                                                   EXHIBIT 23.2


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 10, 1999, accompanying the consolidated financial statements incorporated by reference in the annual report of Numerex Corp. and Subsidiaries on Form 10-K for the year ended October 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Numerex Corp. and Subsidiaries on Form S-8 (as filed on December 13, 2000).


/s/ GRANT THORNTON LLP


Atlanta, Georgia
December 13, 2000